as of July 11, 2007
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
Attention: Robert Parry
Re:	Convertible Loan Agreement (the “Agreement”) dated February 28, 2006 between ZBB Energy (the “Company”) and Montgomery Capital Partners Ltd. (the “Investor”)
     Reference is made to the above referenced Agreement and separate letter agreements dated as of October 5, 2006, as of March 13, 2007 and as of ___2007 (collectively, the “Documents”). The Investor and the Company hereby intend to effect (a) a final payment of all loan amounts and other financial obligations owed by the Company to the Investor and its affiliates, including Cornell Capital Partners LP) under and in connection with the Documents, and (b) issue certain securities of the Company to the Investor or its affiliates and designees (collectively, the “Holders”).
1. Simultaneous with the execution and delivery of this letter agreement (the “Settlement Agreement”), the Company shall pay to the Investor by wire transfer of immediately available funds to an account designated by the Investor, the aggregate sum of $1,295,238.80 (the “Settlement Payment”). Each of the Company and the Investor acknowledge and agree that the Settlement Payment is comprised of:
• $890,000.00, representing the balance of unpaid principal amount due under the Loan referred to in the Agreement;
• $124,917.80 in unpaid accrued interest on the Loan as at June 21, 2007 of $120,041, plus $4,876.80, representing a per diem amount of $243.84 from June 22, 2007 to July 11, 2007;
• $178,000.00, representing an agreed upon premium payment under Clauses 6.3 and 6.4 of the Agreement; and
• $102,321.00, representing the monthly deferral fee payable through June 21, 2007.
Each of the Investor and Cornell Capital Partners do hereby acknowledge and agree that payment of the aforesaid Settlement Payment represents payment and performance in full by the Company of all financial obligations owed to the Investor under the Documents.
101 Hudson Street – Suite 3700       Jersey City, NJ 07302       Tel: (201) 985-8300 / Facsimile: (201) 985-8266

2. On a date that shall be not more than 10 days from the date of this Agreement, the Company shall issue to the Holder(s) stock certificates representing an aggregate of 265,937 shares of Company common stock (the “Shares”), and registered in the names of such Holder(s) as shall be designated by the Investors. Such Shares are represented by:
• 202,674 unregistered and restricted Shares representing the Common Shares of the Company issuable under Clause 7.4 of the Agreement (the “Clause 7.4 Shares”); and
• 63,263 unregistered and restricted Shares, representing Common Shares issuable upon a “cashless exercise” as of July 5, 2007 of the additional subscription rights (warrants) granted to the Investor under Clause 8 of the Agreement (the “Warrant Shares”).
The Company agrees that, within 30 days following completion of its audit report for the fiscal year ending June 30, 2007, it (a) will file a registration statement with the Securities and Exchange Commission (“SEC”) to register for resale at prevailing market prices all of the above Shares, and (b) will use its best efforts to cause such registration statement to be declared effective by the SEC as soon thereafter as is practicable. Each of the Holders whose shares are included in such registration statement shall execute and deliver to the Company such representations, warranties and indemnities with respect to their ownership and disclosures concerning such Holders, as are customary in typical registrations of securities under the Securities Act of 1933, as amended.
In addition, subject to compliance by the Company with its reporting requirements under the Securities and Exchange Act of 1934, as amended and compliance by the Holder of the manner of sale provisions and other provisions of Rule 144, upon written request of the Holder(s) the Company will request its legal counsel to process and provide the necessary legal opinions to permit (a) the immediate public resale of the Warrant Shares, and (b) the public resale of the Clause 7.4 Shares within one year from the date of this Settlement Agreement, in the event that the registration statement referred to in the immediately preceding paragraph has not been declared effective by the SEC or is no longer current.
If the foregoing accurately reflects the substance of our mutual agreement and understanding, please so indicate by executing and returning a copy of this Settlement Agreement in the space provided below.
Very truly yours,
MONTGOMERY CAPITAL PARTNERS L.P.

By:

Michael Rosselli, Managing Director
- 2 - 101 Hudson Street – Suite 3700       Jersey City, NJ 07302      Tel: (201) 985-8300 / Facsimile: (201) 985-8266

ACCEPTED AND AGREED TO:
ZBB ENERGY CORPORATION

By:

Robert Parry, President
- 3 - 101 Hudson Street – Suite 3700       Jersey City, NJ 07302       Tel: (201) 985-8300 / Facsimile: (201) 985-8266